UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2011

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2011 (the “Closing Date”), Kensey Nash Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Nerites Corporation (“Nerites”). The information set forth below in Item 2.01 is incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its acquisition of certain assets, and assumption of certain operating obligations (primarily accounts payable), of Nerites, based in Madison, Wisconsin, pursuant to the Asset Purchase Agreement for a purchase price of approximately $20 million.

Under the terms of the Asset Purchase Agreement, approximately $17 million of the purchase price was paid for from the Company’s available cash on hand, with the approximate remaining $3 million being held back by the Company as security for certain potential indemnification obligations. The Company will release $1.5 million on each of the first and second anniversaries of the Closing date to Nerites to the extent it has not been applied toward such indemnification obligations.

The assets acquired included an adhesive-based biomaterials technology in its early development stage and consisted primarily of in-process research and development (IPR&D), trade-secrets, machinery and equipment, accounts receivable and other assets.

The foregoing description of certain terms of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Acquisition Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. On January 31, 2011, the Company issued a press release relating to the acquisition, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement by and among KNC Ner Acquisition Sub, Inc., a Delaware corporation, Nerites Corporation, a Wisconsin corporation and Kensey Nash Corporation, a Delaware corporation, dated January 28, 2011.*

99.1	Press Release of Kensey Nash Corporation, dated January 31, 2011.

*	Portions of this exhibit were omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934 and Rule 406 under Securities Act of 1933. The schedules to this agreement have not been filed with the Securities and Exchange Commission pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano
Michael Celano
Chief Financial Officer

Dated: February 3, 2011

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